UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 29, 2008 (January 28, 2008)
The Scotts Miracle-Gro Company
(Exact name of registrant as specified in its charter)

Ohio	1-13292	31-1414921

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
14111 Scottslawn Road, Marysville, Ohio 43041

(Address of principal executive offices) (Zip Code)
(937) 644-0011

(Registrant’s telephone number, including area code)
Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operation and Financial Condition
On January 28, 2008, The Scotts Miracle-Gro Company (“the Company”) issued a News Release concerning information regarding its results of operations and financial condition for the three month period ended December 29, 2007. The News Release is attached hereto as Exhibit 99.1.
The News Release includes the following non-GAAP financial measure as defined in Regulation G:
EBITDA — This measure is provided as a convenience to the Company’s lenders because EBITDA is a component of certain debt compliance covenants. EBITDA is calculated as net income or loss before interest, taxes, depreciation and amortization. The Company’s calculation of EBITDA does not represent and should not be considered as an alternative to net income or cash flow from operations as determined by accounting principles generally accepted in the United States of America. The Company makes no representation or assertion that EBITDA is indicative of its cash flows from operations or results of operations. The Company has provided a reconciliation of net loss to EBITDA solely for the purpose of complying with Regulation G and not as an indication that EBITDA is a substitute measure for income (loss) from operations.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired:

Not applicable.

(b)	Pro forma financial information:

Not applicable.

(c)	Shell company transactions:

Not applicable.

(d)	Exhibits:

Exhibit No.	Description

99.1	News Release issued by The Scotts Miracle-Gro Company on January 28, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY

Dated: January 29, 2008	By:	/s/ David C. Evans

Printed Name: David C. Evans Title: Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated January 29, 2008
The Scotts Miracle-Gro Company

Exhibit No.	Description

99.1	News Release issued by The Scotts Miracle-Gro Company on January 28, 2008